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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                         June 22, 2005 (April 21, 2005)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

            NEVADA                        001-32202               88-0408274
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(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)

                     6370 Nancy Ridge Drive, Suite 112 92121
                              San Diego, California
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                    (Address of Principal Executive Offices)


                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            As previously reported, on April 21, 2005, we appointed John J. Hagenbuch and Bradley A. Geier to our board of directors to fill two newly-created vacancies. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K/A is being filed to report that on June 16, 2005, our board of directors appointed Bradley A. Geier to serve on the Compensation Committee and the Nominating and Governance Committee of the board of directors. This amendment on Form 8-K/A also includes additional, previously disclosed information concerning certain transactions with Mr. Hagenbuch that occurred during 2003.

            On February 22, 2005, Mr. Hagenbuch, an affiliated partnership and an affiliated trust, which we refer to collectively as the Hagenbuch holders, filed a Schedule 13D with the Securities and Exchange Commission, which was later amended, indicating an intention to effect a change in the size and composition of our board of directors and to have Mr. Hagenbuch appointed to the board. Mr. Hagenbuch is the brother-in-law of John F. Steel IV, our Chairman and CEO.

            Since the original filing of the Schedule 13D by the Hagenbuch holders, our nominating and governance committee has engaged in dialog with Mr. Hagenbuch concerning the size and composition of our board. Based on these discussions and the recommendations of the nominating and governance committee to the Board, on April 21, 2005, the Board increased the number of directors from seven to nine, and appointed Mr. Hagenbuch and Bradley A. Geier as members. Mr. Geier was recommended for nomination by Mr. Hagenbuch. The Board has determined that Mr. Geier is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and Section 121A of the American Stock Exchange Company Guide.

            In April 2003 and May 2003, we borrowed $300,000 and $200,000, respectively, from a trust affiliated with Mr. Hagenbuch. The loans had an annual interest rate of 4.25%, with principal and accrued interest originally due August 9, 2003 and September 9, 2003. As additional consideration for the loans, we issued to the lender two ten-year warrants exercisable for an aggregate of 100,000 shares of common stock at an exercise price of $1.49 per share.

            In August 2003, we reached agreement with Mr. Hagenbuch to extend the maturity dates of the loans to December 7, 2003 and January 8, 2004, respectively. As additional consideration for the loan extensions, we issued the lender two ten-year warrants exercisable for an aggregate of 100,000 shares of common stock at an exercise price of $0.50 per share. In October 2003, we reached agreement with Mr. Hagenbuch to cancel the notes evidencing the loans in exchange for 1,022,200 shares and a warrant to purchase 408,880 shares at $1.00 per share. The two loans had a combined principal and interest balance of $511,100. At the same time, Mr. Hagenbuch agreed to have his trust purchase for cash 300,000 shares at $0.50 per share. Mr. Hagenbuch's trust also received a warrant to purchase 120,000 shares at $1.00 per share in connection with this purchase.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 22, 2005                  MICROISLET, INC.



                                      By:  /s/ John F. Steel IV
                                           -------------------------------------
                                           John F. Steel IV
                                           Chairman and Chief Executive Officer


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